(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.57 - FIFTH AMENDMENT TO LICENSE AGREEMENT (OFF MALL)

              FIFTH AMENDMENT TO LICENSE AGREEMENT
                         Finite #195-020
                       Vendor #000-404-285

     THIS FIFTH AMENDMENT TO LICENSE AGREEMENT ("Fifth
Amendment") is made as of ____________________, 2002 by and
between SEARS ROEBUCK AND CO., a New York corporation ("Sears"), and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation ("Licensee").

     REFERENCE is made to the License Agreement (Off Mall) made And entered into as of January 1, 1999 as previously amended (the "License Agreement") by and between Sears and Licensee for the sale of products and services (the "Licensed Business") at Off Premises locations.

     WHEREAS, Licensee desires to operate a mobile photography business in child care centers in the United States that will not use Sears Tradenames or Marks in its name (the "Childcare Business") and that will not be considered a Competitive Business as defined in the License Agreement; and

     WHEREAS, Licensee and Sears agree to exclude the Childcare
Business from the provisions of Section 5.11 and Section 14.5 of the License Agreement;

NOW, THEREFORE, Sears and Licensee agree as follows:

     1. SECTION 5.11 as set forth in the Second Amendment to License Agreement, dated as of November 10, 1999, and the Third Amendment to License Agreement of even date, shall be amended by inserting the following paragraph before the final paragraph:

     Licensee's ownership and operation of the Childcare Business shall not be deemed a Competitive Business and shall not violate the provisions of this SECTION 5.11; provided that the Childcare Business shall be distinguished from Licensee's operations in the Designated Locations as set forth herein. The Childcare Business shall (a) operate under Licensee's own brand; (b) not be operated in conjunction with any third party specialty store, department store, discount store or other similar retail format; and (c) the Childcare Business shall not use any of the photographers or facilities from the Designated Locations.

     2.  The parties agree to amend Section 2.1 of the License
Agreement by inserting the following paragraph as the final
Paragraph of this Section as follows:

     USE OF SEARS MARKS FOR CHILDCARE BUSINESS. Sears hereby grants Licensee the limited right to use the name SEARS PORTRAIT STUDIOS and the Sears Marks that do not include the name "SEARS" or any derivation thereof that are used by Licensee in the operation of Sears Portrait Studios in the Childcare Business. Licensee may use the Licensed Business Name or Marks only in communicating with customers and prospective customers, including advertising to or other communications with child care centers and parents or guardians of children who attend any child care centers served by Licensee ("CHILDCARE BUSINESS CUSTOMERS"). The form and content of Licensee's use of the Licensed Business Name and Marks in any such communications or advertising shall be subject to the prior written approval of Sears. Except as agreed for cross marketing purposes with Sears Portrait Studio, Licensee shall have no right to use the Licensed Business Name or Marks in the Child Care Business. Any names and marks used by Licensee in the Childcare Business (other than the Sears Marks) shall be the sole property of Licensee and Sears shall claim no ownership rights therein.

     2. SECTION 4.1 of the License Agreement is hereby amended
To include the following as the final sentence of this Section:

     Licensee shall pay Sears a commission on the Childcare
     Business ("SEARS CHILDCARE COMMISSION") as set forth on EXHIBIT C-1, attached hereto and incorporated herein by reference.

     3. SECTION 8.2 of the License Agreement is amended by adding the following as the final paragraph of this Section:

         Sears shall, at Licensee's request, furnish a point of sale terminal ("POS TERMINAL") for Licensee's use in the Childcare Business. Such POS Terminals shall be comparable to those used by Licensee in its On Premises Locations and shall have the capability of processing a Sears Card (as defined below) and any other credit cards Sears may accept from time to time. Licensee shall immediately return such POS Terminal to Sears upon demand and Sears shall have the right to take possession of the POS Terminal at any time without prior notice to Licensee.

     5. The parties agree that SECTION 9.2 and SCHEDULE 9.2, as amended, of the License Agreement shall specifically apply to acceptance of Credit Cards through the Sears POS for the Childcare Business.

     6. SECTION 9.3 of the License Agreement is hereby amended by inserting the following after the first sentence:

     For the Childcare Business only, Licensee shall submit an accounting at the end of each week of the Gross Sales, the returns, allowances and customer adjustments made during such week and all credit sales documents for transactions completed that week to Sears at the location designated in writing by Sears.

     7. SECTION 14.5 as set forth in the Second Amendment to the License Agreement shall be amended by adding the following as the final sentence of the Section:

     Licensee's ownership and operation of the Childcare Business shall not be deemed a Competitive Business and shall not violate the provisions of this Section 14.5.

Except as expressly modified by this Fifth Amendment, all other provisions of the License Agreement shall remain in full force and effect. To the extent that the terms of this Fifth Amendment are inconsistent with any of the terms of the License Agreement, the terms of this Fifth Amendment shall supercede and govern.

     IN WITNESS WHEREOF, Sears and Licensee have signed this Fifth Amendment as of the date set forth above by their duly authorized officers and agents.


                              SEARS, ROEBUCK AND CO.

                              By: /s/ John Pigott
                                  -----------------------------
                                      John Pigott
                              Its: Vice President of Sears,
                                    Roebuck and Co.
                                   ----------------------------

                              CONSUMER PROGRAMS INCORPORATED

                              By: /s/ Jack Krings
                                  ----------------------------
                                      Jack Krings
                              Its: Vice President,
                                    Consumer Programs, Inc.